SUNTERRA CORPORATION

POWER OF ATTORNEY

Know all men by these presents, that the undersigned officers and/or directors of
Sunterra Corporation (the "Company") hereby constitute and appoint Frederick C. Bauman as attorney of the undersigned, to sign all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the Securities and Exchange
Commission as a result of the undersigned's ownership of or transaction in securities of the
Company pursuant to the Securities Exchange Act of 1934, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission or any state regulatory authority, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 11th  day of July, 2004.

/s/ Charles F. Willes
_____________________________
Charles F. Willes
Director

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